UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) July 12, 2002


                      Commission File Number 000-13822
                                             ---------

                       RESCON TECHNOLOGY CORPORATION
           -----------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


     Nevada                                                 83-0210455
-------------------------------                     -----------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                      Identification Number)


                       25 Fairchild Avenue, Suite 500
                      -------------------------------
                         Plainview, New York 11803
                         -------------------------
                  (Address of principal executive offices)


                               (516) 576-0060
                              ---------------
              (Registrant's Executive Office Telephone Number)

ITEM 1.  CHANGES IN CONTROL

     On July 12, 2002, Rescon Technology Corporation, (the"Company") consummated an Agreement and Plan of Reorganization (the "Agreement") with Radical Technologies, Inc., a New York corporation ("Radical") and its wholly-owned subsidiary, GIT Securities Corporation, a Nevada corporation ("GIT"). Pursuant to the terms and conditions of the Agreement, Radical was issued 10,000,000 shares of restricted Company common stock in exchange for 40 common shares of GIT held by the Radical pursuant to a certain Agreement and Plan of Reorganization. The 40 common shares represent 20% of the issued and outstanding common shares of GIT. GIT is a small New York based NASD registered broker dealer providing discount and full service brokerage services to certain targeted ethnic groups of customers in the United States, including Russians, Bulgarians and Armenians, among others.

     As a registered NASD broker dealer GIT is subject to NASD rules and regulations. Under NASD regulation, GIT must obtain NASD approval of any change in its beneficial ownership that exceeds 25%. In accordance with the Agreement, GIT is currently seeking NASD approval of a change in its beneficial ownership to allow the Company to acquire the remaining 80% of its issued and outstanding common shares of GIT from Radical. Upon approval of the change in beneficial ownership by the NASD, GIT shall become a wholly owned subsidiary of the Company and the Company shall issue an additional 1,000,000 shares to Radical.

     In accordance with the terms and conditions of the Agreement the following Rescon shareholders tendered their certificates representing 3,749,778 common shares of Rescon, for cancellation.

     Name                                    Number of Shares
     ----------------------------            ----------------
     Quad D Partnership                          25,000
     Maven Strategic Partners                 1,012,468
     Kelly Trimble                            1,012,466
     Calamitous, L.C.                         1,012,466
     Jenson Services, Inc.                      569,820
     James Doolin                               117,558

     Under the Agreement, warrants to purchase up to 200,000 restricted Company common shares were issued to the following persons:

     Name                                    Amount
     ----------------------------            ----------------
     Jeff VanOs                                  30,000
     Duane S. Jenson                             17,040
     Jeffrey D. Jenson                           17,040
     Travis T. Jenson                            17,040
     Thomas J. Howells                           12,780
     James P. Doolin                              7,100
     Kelly Trimble                               35,500
     Michael J. Doolin                            5,000
     Leonard W. Burningham                       15,000
     Frank Gillen                                35,500
     Stephen Nagel                                8,000

     These warrants have an exercise price of $2.00 per share and expire on June 26, 2004.



                                     2
     Pursuant to the Agreement, the Radical delivered $315,000 to Jenson Services, Inc., in consideration of the covenants, representations and warranties set forth in the Agreement and Plan of Reorganization by Rescon, Jenson Services, Inc., Calamitous, L.C., and the Cancelling Shareholders. Christian Nigohossian, the President, Secretary, sole director and sole shareholder of Radical provided the $315,000 to Radical.

     Finally, upon execution of the Agreement, Stephen Nagel, Victoria Jenson and Sarah Jenson resigned in seriatum as officers and directors of the Company and Christian Nigohossian, Perry Louros and Michael Barrett were appointed as directors to fill the vacancies left by there resignations. Mr. Nighohossian was also appointed as President and Secretary of the Company.

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

     See Item 1 above.

ITEM 6.  RESIGNATION OF DIRECTORS

     The Company has accepted the resignations of Stephen Nagel, Victoria Jenson and Sarah Jenson from the Company's board of directors and any other
positions held within the Company.   They did not deliver resignation
letters to the Company. To the Company's knowledge, none of them have reported any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     The vacancies on the board of directors created by the resignations of Stephen Nagel, Victoria Jenson and Sarah Jenson were be filled by Christian Nigohossian, Perry Louros and Michael Barrett in accordance with the Company's bylaws and the laws of the state of Nevada.

     The board of directors appointed Christian Nigohossian to serve as the President and Secretary of the Company.

ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS

     Financial Statements
     --------------------
     No financial statements are filed herewith. The Company shall file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

     Exhibits
     --------

     2.1 Agreement and Plan of Reorganization between Rescon Technology Corporation, GIT Securities Corporation and Radical Technologies, Inc.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RESCON TECHNOLOGY CORPORATION



Date: July 23, 2002                     By: /s/ Christian Nigohossian
                                            ------------------------------
                                        Christian Nigohossian, President
                                     3